Exhibit 99.1


OPHTHALMIC IMAGING SYSTEMS                CONTACTS:               Gil Allon, CEO
221 Lathrop Way, Suite I                                      Ariel Shenhar, CFO
Sacramento, CA  95815                                             (916) 646-2020

                            INVESTOR RELATIONS:   Evan Smith, CFA / Erica Pettit
                                                                  KCSA Worldwide
                                                     212-896-1251 / 212-896-1248
                                                           FOR IMMEDIATE RELEASE


            OPHTHALMIC IMAGING SYSTEMS TO MANUFACTURE IMAGING SYSTEMS
                       FOR A NEW SUBSIDIARY OF MEDIVISION


         SACRAMENTO, California, November 9, 2004. Ophthalmic Imaging Systems (OTCBB:OISI), the leading provider of ophthalmic digital imaging systems, announced today that it will provide imaging systems for a leading European ophthalmic imaging company, of which MediVision Medical Imaging Ltd. acquired 54%.

         As of the beginning of 2005, the company, which is one of the primary distributors of ophthalmic imaging applications in its country and previously was manufacturing its own systems, will use OIS as the manufacturer for its systems.

         Gil Allon, CEO of Ophthalmic Imaging Systems, commented, "As our lead shareholder, MediVision continues to look for ways to leverage the strengths of our manufacturing capabilities for companies worldwide while we concentrate our sales efforts in the U.S. OIS looks forward to incremental sales growth in 2005 as a result of this new acquisition by MediVision."

         Ophthalmic Imaging Systems, a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. The Company, together with MediVision, co-market and support their products worldwide through an extensive network of dealers, distributors, and direct representatives.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE, OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.